As filed with the Securities and Exchange Commission on October 19, 2004
Registration No. 333-118744

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

AMENDMENT NO. 2 TO

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CapitalSource Inc.

(Exact name of Registrant as specified in its charter)

Delaware	35-2206895
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4445 Willard Avenue

12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive office)

Steven A. Museles

Chief Legal Officer
CapitalSource Inc.
4445 Willard Avenue
12th Floor
Chevy Chase, MD 20815
(301) 841-2700
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

James E. Showen
Kevin L. Vold
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, DC 20004-1109
(202) 637-5600

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effectiveness until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF GUARANTORS

I.R.S. Employer
	State or Other Jurisdiction of	Identification
Name	Incorporation or Organization	Number

CapitalSource Finance LLC	Delaware	52-2263026
CapitalSource Holdings Inc.	Delaware	52-2263030

EXPLANATORY NOTE

      This Amendment No. 2 is being filed for the sole purpose of filing Exhibit 4.1.1 herewith. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits

      Incorporated herein by reference to the Exhibit Index attached hereto.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on October 19, 2004.

CAPITALSOURCE INC.

By:	/s/ JOHN K. DELANEY

John K. Delaney
Chairman of the Board and
Chief Executive Officer

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 19, 2004.

Signature	Title

/s/ JOHN K. DELANEY John K. Delaney	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ JASON M. FISH Jason M. Fish	President and Director

/s/ THOMAS A. FINK Thomas A. Fink	Chief Financial Officer

/s/ JAMES M. MOZINGO James M. Mozingo	Chief Accounting Officer

* William G. Byrnes	Director

* Frederick W. Eubank, II	Director

Andrew B. Fremder	Director

* Tully M. Friedman	Director

* Sara L. Grootwassink	Director

Signature		Title

* Timothy M. Hurd		Director

* Dennis P. Lockhart		Director

* Thomas F. Steyer		Director

* Paul R. Wood		Director

* Pursuant to Power of Attorney

By:	/s/ STEVEN A. MUSELES Steven A. Museles Attorney-In-Fact

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on October 19, 2004.

CAPITALSOURCE FINANCE LLC

By:	/s/ JOHN K. DELANEY

John K. Delaney
Chief Executive Officer

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 19, 2004.

Signature	Title

/s/ JOHN K. DELANEY John K. Delaney	Chief Executive Officer

/s/ THOMAS A. FINK Thomas A. Fink	Chief Financial Officer

/s/ JAMES M. MOZINGO James M. Mozingo	Chief Accounting Officer

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chevy Chase, State of Maryland, on October 19, 2004.

CAPITALSOURCE HOLDINGS INC.

By:	/s/ JOHN K. DELANEY

John K. Delaney
Chief Executive Officer

POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 19, 2004.

Signature	Title

/s/ JOHN K. DELANEY John K. Delaney	Chief Executive Officer

/s/ THOMAS A. FINK Thomas A. Fink	Chief Financial Officer

/s/ JAMES M. MOZINGO James M. Mozingo	Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number		Description of Document

4.1		Indenture, dated as of March 19, 2004, between the registrant and U.S. Bank National Association, CapitalSource Finance LLC and CapitalSource Holdings LLC, including the form of Debenture (incorporated by reference to Exhibit 4.7 to the registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 13, 2004).
4	.1.1	First Supplemental Indenture, dated as of October 18, 2004, between the registrant, CapitalSource Finance LLC and CapitalSource Holdings Inc., as Guarantors, and U.S. Bank National Association, as Trustee.**
4.2		Registration Rights Agreement, dated as of March 19, 2004, among the registrant, CapitalSource Finance LLC, CapitalSource Holdings LLC and J.P. Morgan Securities Inc. (incorporated by reference to Exhibit 10.23 to the registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2004, as filed with the SEC on May 13, 2004).
5.1		Opinion of Hogan & Hartson L.L.P. relating to the legality of the securities offered hereby.†
8.1		Opinion of Hogan & Hartson L.L.P. regarding tax matters.†
12.1		Statement of Computation of Ratios of Earnings to Fixed Charges.†
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.†
23.2		Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).†
23.3		Consent of Hogan & Hartson L.L.P. (included in Exhibit 8.1).†
24.1		Power of Attorney (included in signature page of initial filing on September 1, 2004).
25.1		Statement of Eligibility on Form T-1.†
99.1		Amended and Restated Operating Agreement of CapitalSource Finance LLC.†
99.2		Certificate of Incorporation of CapitalSource Holdings Inc.†
99.3		Section 18-108 of the Delaware Limited Liability Company Act.†
99.4		Bylaws of CapitalSource Holdings Inc.†

**	Filed herewith.

†	Previously filed.